As filed with the Securities and Exchange Commission on October 7, 2002
                                                   Registration No. 333-_____
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                   -----------

                          GIGA INFORMATION GROUP, INC.
             (Exact Name of Registrant as Specified in its Charter)


             DELAWARE                                    06-1422860
  (State or Other Jurisdiction              (I.R.S. Employer Identification No.)
of Incorporation or Organization)


                                 139 MAIN STREET
                         CAMBRIDGE, MASSACHUSETTS 02142
                                 (617) 577-4900
               (Address, Including Zip Code, and Telephone Number,
        including Area Code, of Registrant's Principal Executive Offices)


                          GIGA INFORMATION GROUP, INC.
                            1999 SHARE INCENTIVE PLAN
                              (Full Title of Plan)


                                ROBERT K. WEILER
                      PRESIDENT AND CHIEF EXECUTIVE OFFICER
                          GIGA INFORMATION GROUP, INC.
                                 139 MAIN STREET
                         CAMBRIDGE, MASSACHUSETTS 02142
                                 (617) 577-4900

                     (Name and Address, Including Zip Code,
        and Telephone Number, Including Area Code, of Agent for Service)

                                   Copies to:
                             GERALD S. BACKMAN, P.C.
                           WEIL, GOTSHAL & MANGES LLP
                                767 FIFTH AVENUE
                            NEW YORK, NEW YORK 10153
                                 (212) 310-8000

                         CALCULATION OF REGISTRATION FEE
=================================================================================================================================
Title of Each Class of Securities                Amount to be      Proposed Maximum Offering    Proposed Maximum       Amount of
to be Registered                                 Registered(1)        Price Per Share(2)       Aggregate Offering    Registration
                                                                                                    Price(2)              Fee
---------------------------------------------------------------------------------------------------------------------------------
Common Stock, par value $0.001 per share      500,000 shares (3)             $1.17                  $585,000            $53.82
=================================================================================================================================

(1) Plus such indeterminate number of shares of Common Stock of the Registrant as may be issued to prevent dilution resulting from stock dividends, stock splits or similar transactions in accordance with Rule 416 under the Securities Act of 1933.

(2) Estimated pursuant to Rule 457(h) and Rule 457(c) under the Securities Act of 1933, based upon the average of the high and low sales prices of the Registrant's Common Stock reported by the Over-The-Counter Bulletin Board on October 3, 2002.

(3) Represents the registration of shares of Common Stock issuable under the Giga Information Group, Inc. 1999 Share Incentive Plan.

                                EXPLANATORY NOTE

This Registration Statement registers 500,000 additional shares of common stock of Giga Information Group, Inc. (the "Company"), par value $.001 per share (the "Common Stock"), for issuance pursuant to the Company's 1999 Share Incentive Plan, as amended and restated. The contents of an earlier Registration Statement on Form S-8 in respect of the Company's 1999 Share Incentive Plan, as filed with the Securities and Exchange Commission on June 9, 1999, Registration No. 333-80331 are hereby incorporated by reference.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized at Cambridge, State of Massachusetts, on this 7th day of October, 2002.

                          GIGA INFORMATION GROUP, INC.

                          By:  ROBERT K. WEILER
                               ------------------------------------------------
                               Robert K. Weiler
                               President, Chief Executive Officer
                               and Director



         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of Robert K. Weiler and Victoria M. Lynch acting individually, such person's true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for such person and in such person's name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.


           NAME                                                     TITLE                                          DATE
           ----                                                     -----                                          ----
ROBERT K. WEILER                                     President and  CEO                                      October 7, 2002
------------------------------------                 (Principal Executive Officer)
Robert K. Weiler


VICTORIA M. LYNCH                                    Senior Vice President, CFO,                             October 7, 2002
------------------------------------                 Secretary and Treasurer,
Victoria M. Lynch                                    (Principal Financial and Accounting Officer)


DAVID L. GILMOUR                                     Director                                                October 7, 2002
------------------------------------
David L. Gilmour


A.G.W. BIDDLE III                                    Director                                                October 7, 2002
------------------------------------
A. G. W. Biddle III


NEILL H. BROWNSTEIN                                  Director                                                October 7, 2002
------------------------------------
Neill H. Brownstein


RICHARD L. CRANDALL                                  Director                                                October 7, 2002
------------------------------------
Richard L. Crandall


                                       2

JOHN B. LANDRY                                       Director                                                October 7, 2002
------------------------------------
John B. Landry


MICHAEL E. FAHERTY                                   Director                                                October 7, 2002
------------------------------------
Michael E. Faherty


                                  EXHIBIT INDEX


EXHIBIT NO.                               DESCRIPTION
-----------                               -----------

  4(a)      -     Fifth Amended and Restated Certificate of Incorporation of the
                  Registrant (incorporated by reference to the Registrant's
                  Registration Statement on Form S-1 (File No. 333-52899), dated
                  July 28, 1998).

  4(b)      -     Amended and Restated By-Laws of the Registrant (incorporated by reference to the Registrant's Registration Statement on Form S-1 (File No. 333-52899), dated July 28, 1998).

  4(c)      -     Amendment No. 1 to the Amended and Restated By-Laws of the
                  Registrant (incorporated by reference to the Registrant's
                  Quarterly Report on Form 10-Q/A, dated August 23, 2000.

  4(d)      -     Amendment No. 2 to the Amended and Restated By-Laws of the
                  Registrant (incorporated by reference to the Registrant's
                  Quarterly Report on Form 10-Q, dated August 14, 2001).

  4(e)      -     Amended and Restated Giga Information Group, Inc. 1999 Share
                  Incentive Plan (incorporated by reference to the Registrant's
                  Quarterly Report on Form 10-Q, dated August 14, 2002).

  5         -     Opinion and consent of Weil, Gotshal & Manges LLP (filed
                  herewith).

  23(a)     -     Consent of PricewaterhouseCoopers LLP (filed herewith).

  23(b)     -     Consent of Weil, Gotshal & Manges LLP (included in Exhibit 5).













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